UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[ ]     Definitive Information Statement


                      URBAN TELEVISION NETWORK CORPORATION

                (Name of Registrant as Specified in its Charter)


          (Name of Person(s) Filing Proxy Statement, if other than the
                                   Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.

         (3)      Filing Party:

         (4)      Date Filed:

                  September 3, 2002

                        WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                      URBAN TELEVISION NETWORK CORPORATION

                  18505 Highway 377 South, Fort Worth, TX 76126
                                 (817) 512-3033

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

         This information is being provided to the shareholders of Urban Television Network Corporation, (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holder of a majority of our common stock (1) authorizing an amendment to our
Articles of Incorporation effecting a reverse split of our issued and outstanding common stock on a one for twenty (1:20) basis (the "Reverse Split") and increasing our authorized common stock capital from 50,000,000 common shares, par value $0.01 to 200,000,000 common shares, par value $0.0001 and; (2) authorizing the acquisition of Urban Television Network Corporation, a Texas corporation, (UTNC) from its shareholders in a share exchange transaction (the "Share Exchange"). The shareholder holding shares representing 71.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

         The Company's Board of Directors approved these actions on September 3, 2002 and (1) recommended that the Articles of Incorporation be amended in order to effectuate the Reverse Split and change in common share capital and (2) recommended the Share Exchange with the shareholders of UTNC.

         The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed. The anticipated filing date will be approximately 20 days after the mailing of this Information Statement. The Share Exchange will be subject to a future definitive acquisition agreement. We propose to issue 14,720,000 New Common shares in the Exchange Transaction, subject to state and federal securities law compliance.

         If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

         The date on which this Information Statement was first sent to the shareholders is on, or about September ___, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was 22,231,667, September 3, 2002, (the "Record Date").

Changes in Capital
------------------

The Company's Board of Directors is taking action to effect a one-for-twenty (1:20) reverse stock split (the "Reverse Split") of the Company's then issued and outstanding Common Stock (the "Prior Common"). Additionally, we are taking action to increase our authorized common stock to 200,000,000 shares and reduce the par value of the common shares to $0.0001 per share. We propose to amend the Articles of Incorporation in connection with the Reverse Split and change in common stock capital.

Pursuant to the Reverse Split, each of the twenty shares of Prior Common issued and outstanding would be reclassified as, and exchanged for, one share of newly issued Common Stock ("New Common").

The Reverse Split will occur on a future designated date, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of stock in lieu of fractional shares of New Common.

The Reverse Split will not materially affect the proportionate equity interest in the Company of any shareholder of Prior Common or the relative rights, preferences, privileges or priorities of any such stockholder. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Acquisition of UTNC
-------------------

         We will begin to take the action necessary to effect the Share Exchange with the UTNC shareholders. This will require the approval of the consenting UTNC shareholders, the company from which we acquired our operating assets. Presently, we have the consent of a majority of UTNC shareholders, but not all of the shareholders. We propose to issue 14,720,000 New Common shares to the UTNC shareholders in exchange for all of the issued and outstanding stock of UTNC. The Share Exchange implementation is subject to, among other things, state and federal securities regulation. We cannot estimate a completion date for the proposed Share Exchange at this time.

Outstanding Voting Stock of the Company
---------------------------------------

         As of the Record Date, there were 22,231,667 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

         The following Table sets forth the Common Stock ownership information as of September 3, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Unless otherwise indicated, the business address of each person listed is the Company's address.

Table 1.  Beneficial Ownership (a)

                            Common
Name                        Shares Beneficially Owned           Percent of Class
----                        -------------------------           ----------------

Urban Television
Network Corporation (2)(3)         16,000,000                          71.9


Randy Moseley (4)                  16,000,000                          71.9


Directors and Officers
as a Group (4)                     16,000,000                          71.9


Total Shares                       16,000,000                          71.9


(1) Directors and Officers
(2) Consenting shareholder
(3) 5% Beneficial shareholder
(4) Randy Moseley is a director and President of the Company. He is also the President of Urban Television Network Corporation, a Texas corporation, the company which is the majority shareholder of Urban Television Network Corporation, a Nevada corporation. He has the authority to vote the 16,000,000 Company shares owned by Urban Network Television Network Corporation, the Texas corporation. Therefore, he is deemed a beneficial owner of the shares.

Purpose and Effect of the Change in Capital
-------------------------------------------

         The proposed increase in our authorized common stock increasing the number of common shares from 50,000,000 to 200,000,000 will enable the Company to have sufficient shares for financing and acquisition opportunities. This change will not affect the relative rights or privileges of our common stock shareholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

         The Reverse Split is a requirement of the Share Exchange transaction with UTNC. The Reverse Split will decrease the number of Prior Common shares outstanding and presumably increase the per share market price for the New Common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks. Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

         There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed Reverse Split or increase in the authorized common stock will have on the market price of the Company's common stock.

Purpose and Effect of the Share Exchange
----------------------------------------

         The proposed acquisition of Urban Television Network Corporation, the Texas corporation, will complete our acquisition of their proprietary broadcast technology and intellectual properties. The Company's majority shareholder approved the UTNC acquisition. There is no requirement that this acquisition be approved by shareholders, however, the Reverse Split and capital changes facilitates the share exchange transaction. With the Share Exchange, we propose to acquire all of UTNC by exchanging shares of New Common stock with the UTNC shareholders. The issuance of the exchange shares will dilute existing shareholder equity at the time it is completed.

No Dissenter's Rights
---------------------

         Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Financial and Other Information
-------------------------------

         For more detailed information on our corporation, including financial statements, you may refer to our most recent Form 10-QSB for the quarter ended June 30, 2002 and other periodic filings with the Securities and Exchange Commission (SEC) from time to time. This information may be found on the SEC's EDGAR database at www.sec.gov.

Conclusion
----------

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
              NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR
                          INFORMATIONAL PURPOSES ONLY.

                                    For the Board of Directors of Urban
Date: September 3, 2002             Television Network Corporation


                                       /s/ Randy  Moseley
                                    ------------------------------------
                                    By: Randy Moseley
                                    Title: President/Chairman of the Board

Exhibit "A"
Form of Proposed Amendment to the Articles of Incorporation


                                FORM OF PROPOSED
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                      URBAN TELEVISION NETWORK CORPORATION

         Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

         FIRST: The name of the corporation is URBAN TELEVISION NETWORK CORPORATION.

         SECOND: The following amendment to Article IV of the Articles of Incorporation of Urban Television Network Corporation was adopted on September __, 2002, as prescribed by the Nevada Revised Statutes, by a vote of the shareholders sufficient for approval of the Amendment.

         ARTICLE IV, CAPITAL STOCK, is amended effective September ___, 2002, after giving effect to the reverse split as set forth in the THIRD below, as follows:

         The first paragraph of Article IV is amended as follows:

         The aggregate number of shares which this corporation will have authority to issue is Two Hundred Million Five Hundred Thousand (200,500,000) shares as follows:

         (a) Two Hundred Million (200,000,000) shares of Common Stock with a par value of $0.0001 per share,
         (b) Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of $1.00 per share.

         The following paragraphs of Article IV were not amended and are incorporated herein by reference to the Articles of Incorporation October 20, 1986: paragraphs (b) and (c).

         THIRD:  The  manner  in  which  any  exchange,   reclassification,   or
cancellation of issued shares provided for in the Amendment will be effected, is as follows:

         Following the effective date of the reverse split and affecting all issued and outstanding shares as of _________, 2002, one (1) share of common stock will be issued for each twenty (20) common shares previously issued and outstanding. Share certificates representing the pre-split denominations may be exchanged for share certificates representing the post-split denominations, at the election of shareholders, and in any case, new denomination certificates will be issued upon transfer in the ordinary course of business. Mandatory share certificate exchange is not required.

         In the event, that the reverse split results in fractional shares, all fractions will be rounded up to the next whole number.

         The reverse stock split will be effective on _____________, 2002.

         FOURTH: This amendment does not change the amount of stated capital.

         Under penalty of perjury, the undersigned declares that the foregoing document was executed by the corporation and that the statements contained therein are true and correct to the best of his knowledge.

         This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         Dated this _____ day of ____________, 2002.

         URBAN TELEVISION NETWORK CORPORATION

          /s/ Randy  Moseley
         -------------------
         By: Randy Moseley
         Title: President


          /s/ Stan Woods
         -------------------
         By: Stan Woods
         Title: Secretary